Exhibit 10.3

Regional agent agreement of China Bobotong

Contract No.：DL—

____________________

Party A：                        Party B：Hangzhou Dwarf Technology Company

Tel：                           Tel：0571-

Add：                           Add：10/Floor, Weixing Building, No 252 Wensan Road, Hangzhou

Fix：　　　　　　　　　　　　　 　  Fix：0571-28188186

According to relevant laws of the People’s Republic of China，two parties should reach consensus through consultation to achieve the Regional agent agreement based on the equality and mutual benefit & mutual benefit and win-win result：

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Region of China Bobotong applied by Party A：

              Provence         City（Country），Party A undertakes the management work of relevant brands promotion、business exploit & maintain in its authorized area. Party A can’t exploit customers cross-border, only in its own area, otherwise, headquarter of China Bobtong will have authority to cancel the registration permission of correspondent key words, and it can also cancel the agent qualification if any cases of gross violation.

•

Deadline of China Bobotong applied by Party A：

From        Year        Month        Day to         Year        Month        Day

中国拨拨通—让生意随时随地找到你！    总部：浙江省杭州市文三路252号伟星大厦10楼   www.400600900.com

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Agent level of China Bobotong applied by Party A：

Level of key words	National key words	Provincial key words	local key words
Unity of retail price（RMB）	880	580	380
Expense of pre-store：
Phone charges of re-store：
Total：	100,000 10 ,000 1,000 and______ RMB

1. Regional agent can’t exploit customers cross-border, only in its own area, otherwise, headquarter of China Bobtong will have authority to cancel the registration permission of correspondent key words, and it can also cancel the agent qualification if any cases of gross violation.

2. Party A can abstract the registration permission of key words towards headquarter of China Bobotong in view of above discounts. Expense of pre-store has contained the conversation time of 400 business phone, and agent can make adjustment according to business.

3. Agent itself can control the level and quality of key words within the expense of pre-store；after selling all levels of key words, headquarter of China Bobotong will not refund if any remains，which would automatically roll to the next expense of pre-store or be applied to transfer the charge of business phone.

4.

Customer of Party A should extend the charge of 400 business phone in view of the standards of 0.3RMB/minite based on RMB100.

5.

Payment should be arranged by Party A within 3 days since this agreement signed.

四.Agent Management regulations of China Bobotong constitutes the effective attachment, which has the same legal force as this agreement; agreement in 2 copies with each respectively.

中国拨拨通—让生意随时随地找到你！    总部：浙江省杭州市文三路252号伟星大厦10楼   www.400600900.com

Receivable party（Party B）：Hangzhou Dwarf Technology Company

Account：33001616735053009940

Bank of deposit：Gaoxin Branch of China Construction Bank

Site of opening bank：No.252 Wensan Road, Hangzhou

Party A （signature）                     Party B（signature）

Signed by authorized representatives ：        Signed by authorized representatives：

Date：        Year        Month        Day

中国拨拨通—让生意随时随地找到你！    总部：浙江省杭州市文三路252号伟星大厦10楼   www.400600900.com